UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 25, 2008

HENIX RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52747
(State or other jurisdiction of	(Commission File No.)
incorporation)

#41 Huancheng Road
Xinjian Township
Jinyun County
Zhejiang, P.R. China
(Address of principal executive offices and Zip Code)

011 86 578 388 1262
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.01      CHANGES IN CONTROL OF THE REGISTRANT

     On September 25, 2008, James Shao and Wuyi Wu transferred all of their right, title and interest in and to all of the shares of our common stock owned by them to Yongfu Zhu. The total number of shares transferred was 1,000,000 shares of common stock or 49.78% of our total outstanding shares. After the transfer of the foregoing shares, Mr. Zhu owned 1,090,000 shares of common stock or 54.26% of our total outstanding shares of common stock, comprised of the 1,000,000 shares transferred to him by James Shao and Wuyi Wu and 90,000 shares of common stock that he previously owned.

     Mr. Zhu paid $10,000 for the 1,000,000 shares of common stock he acquired from James Shao and Wuyi Wu. The source of the foregoing funds was Mr. Zhu’s personal money.

     It was understood that James Shao and Wuyi Wu would resign as officers and directors and Mr. Zhu would become our sole officer and director. The foregoing effectively occurred on September 25, 2008.

     Pursuant to Item 5.01(a) (8) of Form 8-K, we hereby incorporate by reference our Form 10-K filed with the SEC on July 29, 2008; our Form 10-Q filed with the SEC on September 5, 2008; our Form 8-K filed with the SEC on September 9, 2008; and, our Schedule 14F1 filed with the SEC on September 9, 2008.

     Pursuant of Item 4.03(c) of Reg. S-K, there are no arrangements which may at a subsequent date result in a change in control of our company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 25th day of September, 2008.

HENIX RESOURCES INC.

BY:	YONGFU ZHU
Yongfu Zhu, president, principal executive officer,
treasurer, secretary, principal financial officer, and
principal accounting officer